CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                               VOIP TELECOM, INC.
                      (formerly Presidents Telecom, Inc.)

We, the undersigned President and Secretary of Presidents Telecom, Inc., henceforth to be known as VOIP Telecom, Inc. do hereby certify:

     That the Board of Directors and Shareholders of said corporation have adopted resolutions to amend the Articles of Incorporation as follows:

     Article I is hereby amended to change the name of the corporation from Presidents Telecom, Inc. to VOIP Telecom, Inc. and to read in full as follows:

                The name of the corporation is VOIP Telecom, Inc.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 21,095,002; and the name change and relative amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon. In particular, the name change was approved by ___________ shares outstanding.

                                                      /s/ Alexander Anderson
                                                      -----------------------
                                                      By: Alexander Anderson
                                                      Title:  President


                                                      /s/ Robert Hogarth
                                                      -----------------------
                                                      By: Robert Hogarth
                                                      Title:  Secretary